SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):         December 23, 2003
                                                        ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                       0-12182              95-3647070
 _____________________________        ____________           _____________
State or Other Jurisdiction of         Commission           I.R.S. Employer
Incorporation or Organization          File Number         Identification No.




Address of Principal Executive Offices:     460 Calle San Pablo
                                            Camarillo, CA 93012
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________











ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On December 23, 2003, California Amplifier, Inc. (the "Company") signed a definitive agreement (the "Agreement") to acquire Vytek Corporation ("Vytek"), a privately-held company headquartered in San Diego, California engaged in providing hardware and software products and services that enable both wireless and wireline access to information.

     The terms of the Agreement provide that California Amplifier will acquire Vytek for fixed number of 8,200,000 shares of California Amplifier's common stock. The transaction is subject to customary closing conditions, including approvals by regulatory agencies and by the stockholders of Vytek and California Amplifier.

     California Amplifier will file a registration statement on Form S-4 with the Securities and Exchange Commission to register the offer and sale of shares of its common stock in connection with the proposed merger.

     The terms of the proposed acquisition are set forth in the Agreement. The description of the Agreement set forth herein is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1.



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CALIFORNIA AMPLIFIER, INC.

       January 5, 2004                   /s/ Richard K. Vitelle
_________________________________      _________________________________
           Date                         Richard K. Vitelle
                                        Vice President -Finance
                                        (Principal Financial Officer)